Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 1, 2016, by and among Real Goods Solar, Inc., a Colorado corporation, with headquarters located at 833 West South Boulder Road, Louisville, Colorado 80027-2452 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.            The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.             The Company has authorized a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the "Notes"), which Notes shall be convertible into the Company's Class A common stock, par value $0.0001 per share (the "Common Stock") (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion, upon amortization or otherwise, collectively, the "Conversion Shares"), in accordance with the terms of the Notes.

C.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate principal amount of Notes for all Buyers shall be $10,000,000), and (ii) Series G Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

D.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.             In connection with the transactions contemplated hereby, the Company and each Buyer will enter into, at or prior to the Closing (as defined below), a Master Control Account Agreement in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, each a "Master Control Account Agreement" and collectively, the "Master Control Account Agreements") with Bank of Hawaii (the "Bank").  A bank account governed by the Master Control Account Agreement shall be referred to herein as a "Master Restricted Account" and collectively, the "Master Restricted Accounts".

F.             The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)          Purchase of Notes and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) related Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

(b)          Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)          Purchase Price.  The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers.  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.  The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").  The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $49,794.60 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d)          Form of Payment.  On the Closing Date, (i) each Buyer shall pay for the Notes and the Warrants to be issued and sold to such Buyer at the Closing by paying: (1) 7.5% of its applicable Purchase Price to the Company (less, in the case of Hudson Bay Master Fund Ltd. ("Hudson Bay"), the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (2) 92.5% of its Purchase Price to such Buyer's Master Restricted Account by wire transfer of immediately available funds in accordance with the wire instructions set forth in such Buyer's Master Control Account Agreement, such portion of such Buyer's Purchase Price to be held and released by the Bank in accordance with and pursuant to the terms and conditions of such Buyer's Master Control Account Agreement and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.             BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)          No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Warrants, (ii) upon conversion by the Buyer of the Notes, will acquire the Conversion Shares issuable upon conversion of the Notes, and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and any applicable state securities laws.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

(b)         Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c)          Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)         Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)          No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)          Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel selected by such Buyer, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 ("Rule 144") or Rule 144A ("Rule 144A")  promulgated under the 1933 Act, as amended, (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A, as applicable, and further, if Rule 144 or Rule 144A is not available, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)          Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until the earlier of (i) the date the Conversion Shares and the Warrant Shares are eligible for resale pursuant to Rule 144 without having to comply with Rule 144(c)(1), unless the Buyer indicates that it is selling the applicable Conversion Shares or Warrant Shares pursuant to Rule 144 while the Company is in compliance with the requirements of Rule 144(c)(1) contemporaneously with receipt of such Conversion Shares and Warrant Shares, and (ii) such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer exempt from registration under the applicable requirements of the 1933 Act and any applicable state securities laws and such holder provides the Company with an opinion of counsel selected by such holder, in a generally acceptable form for opinions of counsel in connection with such transactions to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration under the applicable requirements of the 1933 Act, (iii) the date the holder of the Securities is eligible to sell, assign or transfer the Securities pursuant to Rule 144 without having to comply with the information requirements under Rule 144(c)(1), or Rule 144A, or (iv) the date Securities are eligible to be sold, assigned or transferred pursuant to Rule 144 while the Company is in compliance with the requirements of Rule 144(c)(1) contemporaneously with the sale, assignment or transfer of such Securities.  In the event the legend set forth above has been removed because the Securities are registered for resale under the 1933 Act, each Buyer agrees to sell such Securities only pursuant to an effective registration statement under the 1933 Act (including the Registration Statement), or in a transaction exempt from registration under the applicable requirements of the 1933 Act and any applicable state securities laws and such holder provides the Company with an opinion of counsel selected by such holder, in a generally acceptable form for opinions of counsel in connection with such transactions to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration under the applicable requirements of the 1933 Act.  Each Buyer acknowledges and agrees that the Securities remain “restricted securities” as such term is defined in Rule 144 notwithstanding removal of the legend set forth above until such Securities are sold or transferred under an effective registration statement under the 1933 Act (including the Registration Statement) or under Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h)         Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)          No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)          Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)          Organization and Qualification.  Each of the Company and its "Subsidiaries" (which, for the purposes of this Agreement means any entity or joint venture in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own or lease their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  The Company's significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) include those listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "Annual Report"), other than Real Goods Syndicated, Inc., which has liquidated its assets since December 31, 2013.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Subsidiaries set forth on Schedule 3(a) under the heading "Significant Subsidiaries" are referred to herein as the "Significant Subsidiaries."  The Subsidiaries which are not Significant Subsidiaries are not significant subsidiaries as defined in Rule 1-02 of Regulation S-X.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or to consummate any transactions contemplated by this Agreement or the other Transaction Documents. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except, in each case, as described on Schedule 3(a).

(b)         Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Voting Agreement (as defined in Section 4(s)), the Master Control Account Agreements and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Notes and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than the filing of a Form D and one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement with the SEC, filings with The NASDAQ Capital Market (the "Principal Market") and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)          Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized and, upon issuance, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the "Initial Required Reserved Amount") 200% of the sum of (i) the maximum number of Conversion Shares issued and issuable pursuant to the Notes based on the Equity Conditions Conversion Price (as defined in the Notes) (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), each as of the Trading Day immediately preceding the applicable date of determination.  As of the date hereof, there are 137,438,057 shares of Common Stock authorized and unissued.  Neither the offering nor sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.  Upon conversion of the Notes in accordance with the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.  Except as set forth on Schedule 3(c), there are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(u)) or Bylaws (as defined in Section 3(u)), any memorandum of association, articles of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument, including, without limitation, under the Permitted Senior Loan Agreement (as defined in the Notes), to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or (iii) after complying with NASDAQ Rule 5250(e)(2), result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable laws of the State of Colorado and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)          Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC, any registration statement as required under the Registration Rights Agreement, other filings as may be required by state securities agencies, and filings required by the Principal Market), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof which have not been previously obtained or made.  All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made timely after the Closing Date in accordance with the requirements of Regulation D in the case of the Form D filing and in accordance with the requirements of the Registration Rights Agreement in the case of the registration statement), and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  Except as previously disclosed on the Company’s Form 8-K filed on December 24, 2015, the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f)          Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)         No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to ROTH Capital Partners, LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)         No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, or the rules, regulations or the interpretations thereof by the SEC, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i)           Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j)           Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)          SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has timely filed (which includes in reliance on, and after compliance with the deadlines required by, Rule 12b-25 of the 1934 Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, as applicable, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, which will not be material either individually or in the aggregate).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)          Absence of Certain Changes.  Except as disclosed in Schedule 3(l), since December 31, 2014, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 3(l), since December 31, 2014, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $350,000.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's consolidated financial statements which are included in the Annual Report.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding-up nor does the Company nor any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in the Notes), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)         No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n)          Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or articles of incorporation or articles of association or bylaws, respectively.  Except as set forth in Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth in Schedule 3(n), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market.  Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)          Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), the Company has in place policies and procedures reasonably designed to ensure that its and its Subsidiaries’ operations will continue to be conducted in compliance with all applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(q)          No Conflicts with Sanctions Laws.  Neither the Company nor any of its Subsidiaries, nor any director, officer, or to the Company’s knowledge, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or, to the Company’s knowledge, affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council ("UNSC"), the European Union, Her Majesty's Treasury ("HMT") or any other relevant sanctions authority (collectively, "Sanctions"), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); no action of the Company or any of its subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities or (iii) the direct or indirect  use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(r)         Anti-Bribery.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, or to the Company’s knowledge, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a "Private Sector Counterparty") or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; and none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

(s)        Sarbanes-Oxley Act.  The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(t)         Transactions With Affiliates.  None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.

(u)        Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which as of the date hereof, 12,561,943 shares are issued and outstanding, 1,844,161 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 1,221,443 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, (ii) 50,000,000 shares of Class B common stock, par value $0.0001 per share, none of which are issued and outstanding as of the date hereof, (iii) 50,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding as of the date hereof and (iii) there are 10,857,067 shares of Common Stock held by non-affiliates of the Company.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  Except as disclosed in (i) Schedule 3(u)(i), none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) Schedule 3(u)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) Schedule 3(u)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) Schedule 3(u)(iv),  there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) Schedule 3(u)(v), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) Schedule 3(u)(vi), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) Schedule 3(u)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) Schedule 3(u)(viii), neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) Schedule 3(u)(ix), the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.  The form of certificates for the Conversion Shares and the Warrant Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company's incorporation.

(v)        Indebtedness and Other Contracts.  Neither the Company nor any of its Subsidiaries (other than Permitted Indebtedness (as defined in the Notes)) (i) has any outstanding Indebtedness, individually or in the aggregate, in excess of $100,0000, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.

(w)       Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(w). The matters set forth in Schedule 3(w) would not reasonably be expected to have a Material Adverse Effect.

(x)         Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Except as set forth in Schedule 3(x), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

(y)        Employee Relations.

(i)          Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their respective employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)         The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z)         Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for liens for the benefit of the Permitted Senior Lender (as defined in the Notes) as disclosed in the Annual Report and other Permitted Liens (as defined in the Notes), which, in the case of such other Permitted Liens do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(aa)      Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted.  Neither the Company nor any of its Subsidiaries owns any patents.  Except as set forth in Schedule 3(aa), none of the Company's  or its Subsidiaries' Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.  None of the technology employed by the Company and material to the Company's business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or, to the Company's knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as presently proposed to be conducted, would violate, infringe or conflict with, any of the Intellectual Property Rights of any other person or entity. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company.

(bb)      Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(cc)       Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(dd)      Investment Company Status.  Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)       Tax Status.  Except as set forth in Schedule 3(ee), the Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(ff)        Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth in Schedule 3(ff), neither the Company nor any of the Subsidiaries has during the twelve (12) months prior to the date hereof (i) received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries (ii) become aware of any material weakness in its internal control over financial reporting or change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(gg)      Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(hh)      Ranking of Notes.  No Indebtedness of the Company or any of its Subsidiaries other than the Permitted Senior Indebtedness is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ii)         Eligibility for Registration.  The Company is eligible to use Form S-3 promulgated under the 1933 Act to register shares of Common Stock for resale.

(jj)         Transfer Taxes.  On the Closing Date, all stamp duties, stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(kk)       Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ll)         Acknowledgement Regarding Buyers' Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Buyers has been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed by the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(mm)     U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer's request.

(nn)      Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any  entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo)      No Additional Agreements.  Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(pp)      Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence if the transactions contemplated by this Agreement and the other Transaction Documents.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(qq)      Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(rr)        Stock Option Plans.  Except as set forth in Schedule 3(rr), each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ss)       Employee Benefits.  The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(tt)        No Disagreements with Accountants and Lawyers.  Except as set forth in Schedule 3(tt), there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(uu)      No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(vv)      Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

4.        COVENANTS.

(a)        Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)        Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)         Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall timely file (which includes in reliance on, and after compliance with the deadlines required by, Rule 12b-25 of the 1934 Act) all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and Warrant Shares for resale by the Investors pursuant to the terms of the Registration Rights Agreement.

(d)        Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e)        Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period unless the following are filed with or furnished to the SEC through EDGAR and are available to the public through the EDGAR system (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)         Listing.  The Company shall promptly secure the listing of all of the Registrable Securities upon the Principal Market or on the Eligible Market (as defined in the Warrants) on which the Common Stock is then listed or quoted (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents  on the Principal Market or any other Eligible Market on which the Common Stock is then listed or quoted.  The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market, or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Warrants).  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or on the Eligible Market on which the Common Stock is then listed or quoted.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)        Fees.  The Company shall reimburse Hudson Bay (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount, at the option of such Buyer, may be withheld by such Buyer from its purchase price for any Notes purchased at the Closing to the extent not previously reimbursed by the Company.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and all fees payable to the Bank in connection with the Master Control Account Agreement.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)        Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)          Disclosure of Transactions and Other Material Information.  On or before 5:00 p.m., New York City time, on the date this Agreement has been executed, the Company shall file a Current Report on Form 8-K, in a form reasonably acceptable to the Buyers, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Note, the form of the Warrant, the Registration Rights Agreement, the form of Voting Agreement and the form of the Master Control Account Agreement as exhibits to such filing (including all attachments), the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no force or effect.  The Company understands and confirms that each of the Buyers will rely on the foregoing in effecting transactions in securities of the Company.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (provided that the Company shall not be in breach of the terms of the Notes, the Warrants or this Agreement if such material, nonpublic information is not provided to the Buyer because no such prior written consent is provided to the Company).  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, other than in compliance with the terms of the Notes, the Warrants and this Agreement, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees, shareholders or agents for any such disclosure.  To the extent that the Company, its affiliates or any of its or their respective officers, directors, employees, affiliates or agents, delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement and with respect to the 8-K Filing, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j)          Additional Notes; Variable Securities.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  Until the earlier to occur of (i) the second anniversary of the Closing Date and (ii) the date on which the aggregate principal amount outstanding under all Notes is less than four million dollars ($4,000,000), the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.  Notwithstanding the foregoing, the Company may issue shares of Common Stock upon conversion of Options and Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders; provided, further, that the Company shall be permitted to effect an Option repricing with respect to employee options under its existing Long Term Incentive Plan as in effect on the date hereof.

(k)         Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l)          Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Initial Required Reserve Amount or such additional number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes determined based on the Equity Conditions Conversion Price as of the applicable date of determination and the exercise of all of the Warrants then outstanding (in each case, without regard to any limitations on conversions or exercises) (the "Required Reserve Amount").  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.  Upon any increase in the number of authorized or unreserved shares of Common Stock of the Company following the date hereof, the Company shall use such increased number of authorized shares to satisfy its obligations to keep the Required Reserve Amount of shares reserved for the Securities before reserving or using shares for any other purpose. The initial number of shares of Common Stock reserved for conversion of the Notes and exercise of the Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Buyers, based on the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (without regard to any limitations on the conversion of the Notes and exercise of the Warrants) issued to each Buyer on the Closing Date (the "Authorized Share Allocation").  In the event that a Buyer shall sell or otherwise transfer any of its Notes or Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes and Warrants shall be allocated to the holders of the remaining Notes and Warrants, pro rata based on the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants then held by such holders (without regard to any limitations on the conversion of the Notes and exercise of the Warrants).

(m)        Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n)         Additional Issuances of Securities.

(i)          For purposes of this Section 4(n), the following definitions shall apply.

(1)           "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

(2)           "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(3)           "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(4)           "Excluded Securities" means any Company security issued or issuable: (i) in connection with any Approved Stock Plan, provided, however, that no more than an aggregate of 150,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) shares of Common Stock are issued or issuable to consultants hereunder as Excluded Securities, (ii) upon exercise of any Warrants and the warrants issued to the Placement Agent by the Company as compensation for the transactions contemplated hereby (the "Agent Warrants"); provided, that the terms of such Warrants and Agent Warrants are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders, (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof; (iv) to vendors or consultants for services rendered to the Company; provided, however, that no more than an aggregate of 150,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) shares of Common Stock are issued or issuable to vendors or consultants hereunder as Excluded Securities; (v) to the Permitted Senior Lender under the Permitted Senior Loan Agreement provided, however, that no more than an aggregate of 100,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) shares of Common Stock are issued or issuable to the Permitted Senior Lender hereunder as Excluded Securities; and (vi) to holders of the Company’s Series A, Series B and Series C warrants issued in the Company’s February 2015 in exchange for such warrants on substantially the same terms as the exchange consummated by the Company on June 30, 2015.

(5)           "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(ii)         The Company shall not, until the sixtieth (60th) day following the earlier of (x) the date that one or more Registration Statement(s) covering the resale of all Registrable Securities has become effective and available for the resale of all such Registrable Securities and (y) the date all the Conversion Shares and Warrant Shares are eligible for sale without restriction or limitation pursuant to Rule 144 promulgated under the 1933 Act if the Company is in compliance with the requirements of Rule 144(c)(1) at such time; provided, however, that if the Company ceases to be in compliance with the requirements of Rule 144(c)(1) at a time such requirements are necessary for the Buyers to rely on Rule 144 and the Trigger Date has been determined pursuant to this clause (y), the restrictions under this Section 4(n)(ii) shall again apply as if clause (y) had never been satisfied and shall continue to apply until the earlier to occur of clause (x) and clause (y)(the "Trigger Date") (x) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or be party to any solicitations, negotiations or discussions with regard to foregoing or (y) grant any registration rights to any Person that can be exercised prior to such date other than registration rights included in agreements disclosed in the SEC Documents provided that the terms of such agreements are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders.

(iii)        In addition to the foregoing, until the two (2) year anniversary of the Closing Date, the Company shall not, without the prior written consent of the Required Holders, directly or indirectly, issue any of its or its Subsidiaries' securities in respect of, including, without limitation, as an amendment to or in exchange for, any existing Indebtedness or existing securities, including, without limitation, any warrants, Options or Convertible Securities, of the Company without obtaining the prior written consent of the Required Holders.  Notwithstanding the foregoing, the Company may issue shares of Common Stock upon conversion of Options and Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders; provided, further, that the Company shall be permitted to effect an Option repricing with respect to employee options under any Approved Stock Plan as in effect on the date hereof and an exchange of the Series A, Series B and Series C warrants issued in the Company’s February 2015 public offering for shares of Common Stock on substantially the same terms as the exchange consummated by the Company on June 30, 2015.

(iv)        From the Trigger Date until December 31, 2017, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iv).

(1)         The Company shall deliver to each Buyer an irrevocable written notice to the contact information as is set forth opposite such Buyer’s name in column (2) of the Schedule of Buyers attached hereto (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least fifty percent (50%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)         To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after such Buyer's receipt of such new Offer Notice.

(3)         The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which, if required to ensure that the Buyers will not be in possession of material, non public information regarding the Company or any of its Subsidiaries, shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)         In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iv)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iv)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iv)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iv)(1) above.

(5)         Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iv)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities on the same principal business terms provided to other purchasers of the Offered Securities with modifications to such form purchase agreement reasonably requested by the Buyers and their respective counsel to accommodate the Buyers' particular circumstances.

(6)         Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(iv)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7)         The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, and (y) the Buyers shall be entitled to the same registration rights provided to the other investors in the such Subsequent Placement Documents.

(8)         Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material, non-public information regarding the Company or any of its Subsidiaries, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(n)(iv).  The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 30 day period.

(v)        The restrictions contained in this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities.

(vi)       Solely in connection with the issuance of the Securities pursuant to this Agreement, each Buyer hereby waives any notice requirement set forth in Section 4(o)(iii) of the Securities Purchase Agreements dated as of February 23, 2015, and June 26, 2015, by and among the Company and the investors listed on the signature pages attached thereto to the extent such Buyer is a party thereto.

(o)        Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1) (other than with respect to such failure during the grace periods provided by Rule 12b-25 promulgated under the 1934 Act), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations.  The payments to which a holder shall be entitled pursuant to this Section 4(o) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(p)        Shareholder Approval.  The Company shall provide each shareholder entitled to vote at the next special or annual meeting of shareholders of the Company (the "Shareholder Meeting"), which shall be promptly called and held not later than seventy-five (75) calendar days after the Closing Date (the "Shareholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, soliciting each such shareholder's affirmative vote at the Shareholder Meeting for approval of resolutions providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market without giving effect to the Exchange Cap provisions set forth in the Notes and without giving effect to the Exercise Floor Price as set forth in the Warrants 1 (such affirmative approvals being referred to herein as the "Shareholder Approval"), and the Company shall use its reasonable best efforts to solicit its shareholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the shareholders that they approve such resolutions.  The Company shall be obligated to use its reasonable best efforts to obtain the Shareholder Approval by the Shareholder Meeting Deadline.  If, despite the Company's reasonable best efforts the Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company shall cause an additional Shareholder Meeting to be held every three (3) months thereafter until such Shareholder Approval is obtained or the Notes are no longer outstanding.

(q)        Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(r)         FAST Compliance.  While any Notes or Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(s)        Voting Agreement.  The Company shall use its best efforts to effectuate the transactions contemplated by the Voting Agreement, substantially in the form attached hereto as Exhibit E (the "Voting Agreement"), executed by the Company and Riverside Renewable Energy Investments, LLC (the "Principal Shareholder").  The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If the Principal Shareholder breaches any provisions of the Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of the Voting Agreement in accordance with Section 4.02 thereof.  In addition, if the Company receives any notice from the Principal Shareholder pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

(t)         Closing Documents.  On or prior to twenty-five (25) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.              REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)        Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)          Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or pursuant to the terms of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.             CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue, sell and deliver the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)          Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)         Such Buyer shall have delivered for the Notes and the related Warrants being purchased by such Buyer at the Closing: (1) 7.5% of its Purchase Price to the Company (less, in the case of Hudson Bay, the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company and (2) 92.5% of the Purchase Price to such Buyer's Master Restricted Account by wire transfer of immediately available funds pursuant to the wire instructions set forth in such Buyer's Master Control Account Agreement, such portion of portion of such Buyer's Purchase Price to be held and released by the Bank in accordance with and pursuant to the terms and conditions of such Buyer's Master Control Account Agreement.

(iii)        The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)        No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(v)         The Company shall have received any necessary approvals from the Principal Market.

7.             CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)         Such Buyer shall have received the opinion of Brownstein Hyatt Farber Schreck, LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit G attached hereto.

(iii)        The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv)        The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Significant Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days before the Closing Date.

(v)         The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within ten (10) days before the Closing Date.

(vi)        The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit H.

(vii)       The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.

(viii)      The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days before the Closing Date.

(ix)        The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market, other than as disclosed in the Company's Form 8-K filed on December 24, 2015.

(x)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and the transactions contemplated by the Transaction Documents and all payments thereunder.

(xi)        The Company shall have delivered to each Buyer such Buyer's Master Control Account Agreement, duly executed by all parties thereto and declared effective by the Bank.

(xii)       No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xiii)      The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xiv)      The Voting Agreement shall have been executed and delivered to such Buyer by the Company and the Principal Shareholder.

(xv)       The Company shall have received any necessary approvals from the Principal Market.

8.             TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Hudson Bay or its designee(s), as applicable, for the expenses described in Section 4(g) above.

9.             MISCELLANEOUS.

(a)       Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)       Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)       Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)       Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)       Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least fifty-five (55%) of the aggregate number of Registrable Securities issued or issuable under the Notes and Warrants (without regard to any restriction or limitation on the conversion of the Notes or exercise of the Warrants contained therein) and shall include Hudson Bay so long as Hudson Bay or any of its affiliates holds at least five percent (5%) of Registrable Securities (the "Required Holders").  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)        Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Real Goods Solar, Inc.

833 West South Boulder Road,

Louisville, CO 80027

Telephone:	(303) 222-8541
Facsimile:	1-877-835-4834
E-mail:	Dennis.Lacey@rgsenergy.com
Attention:	Dennis Lacey

With a copy (for informational purposes only) to:

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, CO 80202

Telephone:	(303) 223-1100
Facsimile:	(303) 223-1111
E-mail:	KMacdonald@BHFS.com
Attention:	Kristin M. Macdonald
E-mail:	RLundberg@BHFS.com
Attention:	Rikard Lundberg

If to the Transfer Agent:

Computershare Trust Company, N.A.

8742 Lucent Blvd. Suite 225

Highlands Ranch CO 80129

Telephone: (303) 262-0684

Facsimile: (303) 226-0609

Attention: Brenda Baril

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York  10022

Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)       No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)        Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)        Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)       Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)        No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)       Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)       Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)       Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Name: Dennis Lacey
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY MASTER FUND LTD. By: Hudson Bay Capital Management LP, as its Investment Manager

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Empery Asset Master, Ltd.

By: Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Empery Tax Efficient, LP

By: Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Empery Tax Efficient II, LP

By: Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Alto Opportunity Master Fund, SPC

By:	/s/ Daniel H. Kochav
Name: Daniel H. Kochav
Title: Director

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)

Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number
Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth George Antonopoulos Facsimile: 646-214-7946 Telephone: 212-571-1244 Residence: Cayman Islands E-mail: investments@hudsonbaycapital.com operations@hudsonbaycapital.com	$6,000,000	2,987,676	$6,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
Empery Asset Master, Ltd.	c/o Empery Asset Management, LP One Rockefeller Plaza, Suite 1205 New York, New York 10020 Attention: Ryan M. Lane Facsimile: (212) 608-3307 Telephone: (212) 608-3300 Email: notices@emperyam.com	$712,452	354,763	$712,452
Empery Tax Efficient, LP	c/o Empery Asset Management, LP One Rockefeller Plaza, Suite 1205 New York, New York 10020 Attention: Ryan M. Lane Facsimile: (212) 608-3307 Telephone: (212) 608-3300 Email: notices@emperyam.com	$529,023	263,425	$529,023
Empery Tax Efficient II, LP	c/o Empery Asset Management, LP One Rockefeller Plaza, Suite 1205 New York, New York 10020 Attention: Ryan M. Lane Facsimile: (212) 608-3307 Telephone: (212) 608-3300 Email: notices@emperyam.com	$258,525	128,731	$258,525
Alto Opportunity Master Fund, SPC	c/o Tenor Capital Management 1180 Avenue of Americas, Suite 1940 New York, NY 10036 Attention: Waqas Khatri (wkhatri@tenorcapital.com, +1-212-918-5213) operations@tenorcapital.com (Ravi Patel, Vidhi Patel, Carine Tabet, 212-918-5303)	$2,500,000	1,244,865	$$2,500,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Master Control Account Agreement
Exhibit E	Form of Voting Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Opinion of Company Counsel
Exhibit H	Form of Secretary's Certificate
Exhibit I	Form of Officer's Certificate

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Issuance of Securities
Schedule 3(l)	Absence of Certain Changes
Schedule 3(n)	Regulatory Permits
Schedule 3(u)	Equity Capitalization
Schedule 3(w)	Absence of Litigation
Schedule 3(x)	Insurance
Schedule 3(aa)	Intellectual Property Rights
Schedule 3(ee)	Tax Status
Schedule 3(ff)	Internal Controls
Schedule 3(rr)	Stock Option Plans
Schedule 3(tt)	No Disagreements with Accountants and Lawyers
Schedule 4(d)	Use of Proceeds

Schedule 3(a)  Subsidiaries/Significant Subsidiaries

Entity Name	State or country of Incorporation or Registration

Significant Subsidiaries

Alteris Renewables, Inc.	Delaware	1
Elemental Energy LLC	Hawaii	1
Real Goods Energy Tech, Inc.	Colorado	1
RGS Financing, Inc.	Colorado	1
Mercury Energy, Inc.	Delaware	1
Real Goods Solar, Inc. - Mercury	New York	2

Other entities without material assets

Alteris RPS, LLC	Delaware	3
Real Goods Syndicated, Inc.	Delaware	1
Richmond Peck Solar Farm, LLC	Delaware	3
Sunetric Management LLC	Delaware	4
Mercury Commercial Solar Fund I, LLC	New York	2
Mercury Solar Birch, LLC	Delaware	2
Mercury Solar, Cedar, LLC	Delaware	2
Mercury Solar Pine, LLC	Delaware	2
Mercury Residential Solar Fund I, LLC	New York	2
RGS Energy, LLC	Puerto Rico	2

1. Subsidiary of Real Goods Solar, Inc.
2. Subsidiary of Mercury Energy, Inc.
3. Subsidiary of Alteris Renewables, Inc.
4. Subsidiary of Elemental Energy, LLC

Schedule 3(c) – Issuance of Securities

In June, 2013 the company issued warrants to purchase 1,683,488 shares of Common Stock (the “June 2013 Warrants), which contain a “formula” anti-dilution provision as well as a provision adjusting the shares and conversion price for stock splits, reverse stock splits and the like. There are currently a total of 332,434 shares of Common Stock issuable upon the exercise of the June 2013 Warrants at an exercise price of $11.20 per share, after adjusting for the 1:20 reverse stock split in May, 2014 and subsequent issuances of securities but prior to giving effect to the securities issuable under this Agreement. As a result of the transactions contemplated by the Transaction Documents, approximately 425,000 additional shares will be issuable upon exercise of the June 2013 Warrants and the Exercise Price thereof will be adjusted to approximately $4.90 per share. The number of warrant shares and the Exercise Price are subject to further adjustments depending on the number of shares of Common Stock issued upon conversion of the Notes and exercise of the Warrants.

In addition, there are warrants to purchase 3,209 shares of Common Stock issued in February, 2015 (the currently outstanding with the right to have their exercise price adjusted to the price of the securities issued under this Agreement or exchanged for 3,690 shares of Common Stock. There is no increase in the number of shares issuable upon exercise of these warrants as a result of the transactions contemplated by the Transaction Documents.

Schedule 3(l) – Absence of Certain Changes

The following sections of the Company’s quarterly reports on Form 10-Q describe further material adverse changes and developments in the Company’s business since December 31, 2014:

Quarterly reports on Form 10-Q for the period ended March 31, 2015:

Cautionary Statement Regarding Forward-Looking Statements

Part I Financial Information

Quarterly reports on Form 10-Q for the period ended June 30, 2015:

Cautionary Statement Regarding Forward-Looking Statements

Part I Financial Information

Part II – Other Information, Item 1 Legal Proceedings and Item 1A Risk Factors

Quarterly reports on Form 10-Q for the period ended September 30, 2015

Cautionary Statement Regarding Forward-Looking Statements

Part I Financial Information

Part II – Other Information, Item 1 Legal Proceedings, Item 1A Risk Factors, and Item 5 Other Information.

In April, 2015 the Company sold inventory in California to Solar Service Center for $783,000 in conjunction with the closure of the Company’s offices in California.

As disclosed in the “Liquidity and Financial Resources Update”  in Note 1 to Condensed Consolidated Financial Statements and elsewhere in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015, the Company has reported recurring operating losses and negative cash from operations, resulting in not paying vendors on a timely basis and its need to raise additional capital in the fourth quarter of 2015. As a result of the delays in closing this transaction and its amended and restated loan agreement, the Company continues to be behind in its accounts payable. The Company has shared its financing activities under non-disclosure with certain key vendors.

Schedule 3(n) – Regulatory Permits

On December 15, 2014, the Company received a letter from the Nasdaq Stock Market (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ based on Listing Rule 5550(a)(2), and describing a timetable for bringing the Company into compliance with that rule. The Company disclosed this notification on a Form 8-K filed on December 19, 2014. The Company completed a one-for-twenty reverse stock split of its Common Stock on May 17, 2015, and as a result the Company’s stock price closed above the minimum $1.00 per share requirement beginning on that date bringing the Company back into compliance.

On April 14, 2015, the Company received a letter from NASDAQ notifying the Company that it was no longer in compliance with NASDAQ Listing Rule 5550(b)(2) because the minimum Market Value of Listed Securities (MVLS) of the Company’s Common Stock had fallen below $35 million for the 30 business day period between February 24, 2015 and April 13, 2015, and describing a timetable for bringing the Company into compliance with that rule. On August 17, 2015, NASDAQ notified the Company that based on its Form 10-Q for the period ended June 30, 2015 evidencing stockholders’ equity of $7.3 million, the Company had regained compliance with the NASDAQ rules by becoming compliance with the alternate requirement for continued listing on the NASDAQ Capital Market set forth in Listing Rule 5550(b)(1), stockholders’ equity of at least $2.5 million, and that as a result this matter was closed.

On December 23, 2015, the Company received a letter from the NASDAQ notifying the Company that for the last 30 consecutive business days the bid price of the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ based on Listing Rule 5550(a)(2), and describing a timetable for bringing the Company into compliance with that rule. The Company disclosed this notification on a Form 8-K filed on December 24, 2015.

In addition, the Company may not be able to continue to meet the Shareholder Equity listing standards for the Nasdaq Capital Market and may in the future receive a delisting notification with respect to a failure to meet that standard.

On March 23, 2016 the qualifying individual for the Company’s Hawaii contractor’s resigned as the qualifying employee. The Company’s contractor’s license may be suspended if the Company does not hire a replacement within 90 days.

Section 3(u) – Equity Capitalization

Schedule 3(u)(i) – None

Schedule 3(u)(ii)  Outstanding options, warrants and the like 146,979 options outstanding under the Company’s 2008 stock option plan.

Warrants	warrant shares outstanding	current exercise price	Anti-dilution; redemption
June 2013 Warrants	332,434.00	$ 11.20	Formula anti-dilution (shares and exercise price); purchase rights for pro-rata issuances; redemption for fundamental transactions and going private
November 2013 warrants	250,750.00	$ 68.20	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; redemption for fundamental transactions and going private
June 2014 Warrants	46,426.00	$ 63.80	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; redemption for fundamental transactions and going private.
SVB Warrants	24,943.00	$3.29-$47.20	ratchet for 12 months (expired); Adjustment of shares and exercise price for splits;
Feb 2015 A & C Warrants	3,210.00	$ 1.24	full ratchet anti-dilution (exercise price); purchase rights for pro-rata issuances; Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; redemption in certain circumstances in fundamental transactions.

Feb 2015 Westpark warrants	28,000.00	$ 10.00	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; purchase rights for pro-rata issuances; adjustment of exercise price for splits; purchase rights for pro-rata issuances; redemption in certain circumstances in fundamental transactions.
June 2015 Series F warrants	410,969.00	$ 1.24	one time adjustment of exercise price on July 9, 2015; a Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances;
June 2015 Westpark warrants	109,589.00	$ 4.20	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; adjustment of exercise price for splits; purchase rights for pro-rata issuances;
total	1,206,321.00

In addition, the Amended and Restated Loan Agreement between the Company and Solar Solutions and Distributions, LLC (“Solar Solutions”) dated March 30, 2016 (the “Loan Agreement”) provides that if, at any time, the sum of the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base under the Loan Agreement (such excess amount being an “Overadvance”), the Company shall immediately pay to Solar Solutions in cash such Overadvance.   The Revolving Line is currently set at $ 5 million, and is reduced to $ 4 million on October 1, 2015 and to $3 million on January 1, 2016. To the extent an Overadvance occurs as a result of the Company’s failure to repay the outstanding principal amount of any Advances at the time the Revolving Line is reduced, at Solar Solution’s election, (a) within five business days the Overadvance shall be repaid, subject to compliance with applicable rules of the Nasdaq Stock Market set forth in Section 2.2(b), with an issuance shares of the Company’s Common Stock using a per share conversion price of ninety percent (90%) of the per share closing price on the day of such Overadvance, or (b) Solar Solutions shall permit the Company to sell certain Collateral, including leasing assets of RGSF, with such sale proceeds used to repay the Overadvance.

Schedule 3(u)(iii) outstanding notes, credit facilities.

The Loan Agreement between the Company and Solar Solutions as further described in Schedule 3(u)(ii).

Schedule 3(u)(iv) outstanding financing statements

Financing statements filed by Solar Solutions.

Schedule 3(u)(v) –

The Company has granted registration rights under the following:

The Amended and Restated Registration Rights Agreement, dated as of December 19, 2011, by and among the Company, Gaiam, Inc., and Riverside Renewable Energy Investments, LLC. [Note: On November 5, 2013, Gaiam ceased to be a party to the Amended and Restated Registration Rights Agreement pursuant to the terms of an Agreement, dated November 5, 2013, among the parties.]

The Registration Rights Agreement, dated as of June 3, 2013, by and among the Company and the investors party thereto.

The Warrants to purchase the Company’s Class A common stock, issued November 20, 2013.

The Registration Rights Agreement, dated as of July 9, 2014, by and among the Company and the investors party thereto.

The Conversion Agreement dated as of June 24, 2015 by and between the Company and Riverside Fund III, L.P.

Registration right granted to the Placement Agent.

Schedule 3(u)(vi) – See Schedule 3(c) and 3(u)(ii) above.

Schedule 3(u)(vii) instruments with anti-dilution provisions: See schedule 3(c) and 3(u)(ii) above.

Schedule 3(u)(viii) – None.

Schedule 3(u)(ix) – None.

Schedule 3 (w) Absence of Litigation

Matter	Description
SEC Subpoena	See Part II, Item 1, Legal Proceedings of the Company’s 10-Q for the quarter ended September 30, 2015.
Wind Turbine warranty claim	Demand to repair wind turbine constructed in 2009. The Company has agreed to arbitrate or mediate this matter.
Commission claim	Claim for commissions by former employee and counterclaim from the company for theft of IP. Trial scheduled for May 2016.
Residential customer warranty claim	Claim for removal and reinstallation of residential system due to deterioration of roofing material from sealant. Settlement terms have been agreed to by the customer and Company, but the involvement of third parties (including the GC and other subs) in the pending arbitration related to other construction issues is delaying final resolution.
Commercial customer warranty claim	Demand to repair roof issues alleged to have been caused during Company’s warranty work on the system. These are disputed by Company as largely pre-existing. Currently Company’s insurer is investigating.
Residential customer production claim	Claim for damages for failure to turn system on.
Claim for lost wages and attorneys’ fees	Wage claim for former employee. Primary liability determined, but claimant has filed for attorney’s fees despite the case having been previously dismissed.
Property damage claim	Claim for $6,991.07 from landlord for the Company’s former office in Fresno, CA.
Overdue accounts payable claim	Demand for approximately $42,000 in principal and interest for overdue AP.
Residential customer warranty claim	Arbitration filed for alleged defects in 2009 system subsequently modified by customer. Settlement terms approved. Awaiting execution.
Residential customer claim.	Demand for lost SRECs related to delay in registration of auto-reporting meter. We have made demands for contribution to two other parties to meet customer’s settlement demand of approximately $1,500.

Commercial customer reimbursement claim	Demand received related to outstanding payment obligation assumed by Company for project. Payment schedule under negotiation.
Residential customer warranty claim	Demand for repairs relating to roof leaks. The Company disputes that the leaks are attributable to the solar system.
Subcontractor claim	Small claims issue related to time and materials service work. Set for small claims hearing on 3/31/16.

Schedule 3(x) Insurance

On March 18, 2016 the Company received a notice from Continental Casualty Company that its directors and officers liability insurance policy which expires on May 8, 2015, would not be renewed and that there would be no coverage available after that date, based upon the risk no longer meeting underwriter guidelines. The Company intends to seek replacement coverage from another carrier.

Schedule 3(aa) Intellectual Property Rights

The Company acquired the trademarks “Mercury Solar”, “Mercury Energy” and “Syndicated Solar” in 2014, and has abandoned such trademarks.

Schedule (ee) – Tax Status

On October 13, 2015 the California Board of Equalization issued a determination that the Company owes $272,333.69 in past due sales taxes for the period from October 1, 2011 to March 31, 2014. The Company has booked this liability on its financial statements for the year ended December 31, 2015. The Company intends to pay this assessment in installments and evaluate this determination and the opportunity to obtain a refund of some or all of this amount.

Schedule (ff) – Internal Controls

See Item 8, Report of Independent Registered Public Accounting Firm, and Item 9A., Controls and Procedures, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which are hereby incorporated by reference, regarding the deficiencies in the Company’s disclosure controls and procedures and internal control over financial reporting.

Schedule (rr) – Stock Option Plans

The Company previously granted stock options to two of its former executives outside of any stock option plan. These options have now expired.

Schedule (tt) – No Disagreements with Accountants and Lawyers

The Company currently owes its accountants and the outside counsel involved in the Transaction past due amounts.

Schedule 4(d) – Use of Proceeds

Working Capital; payment of overdue accounts payable.